SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PRAXSYN CORPORATION**, did on December 30, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 30, 2014.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20141230-1773
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20140830861-13
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/30/2014 11:17 AM
	Entity Number E0648002014-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Praxsyn Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: SunDoc Filings (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 1,400,000,000 common stock; 10,000,000 preferred stock; 1,410,000,000 total — Par value per share: $ .001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Edward Kurtz (Name) 18011 Sky Park Circle, Suite N (Street Address), Irvine (City), CA (State), 92614 (Zip Code) 2) John Garbino (Name) 18011 Sky Park Circle, Suite N (Street Address), Irvine (City), CA (State), 92614 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: — 6. Benefit Corporation: (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Edward Kurtz (Name) — X [signature] (Incorporator Signature) 18011 Sky Park Circle, Suite N (Address), Irvine (City), CA (State), 92614 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.